EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-72312 and 333-13567) and the Registration Statements on Form S-8 (Nos. 33-40651, 33-53403, 333-56536, 333-88162, 333-109233, 333-109234, 333-109235, 333-109238) of Kellogg Company of our report dated February 23, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Battle Creek, Michigan
February 23, 2007